Exhibit 5.1

Dana Livneh-Zemer, Law Offices

Tel-Aviv

June 28, 2016

Todos Medical Ltd.

1 Hamada Street

Rehovot

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Todos Medical Ltd., a corporation organized under the laws of the State of Israel (the “Company”), in connection with the amended Registration Statement on Form F-1/A (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement relates to the resale from time to time by the selling security holders identified therein of up to 59,358,000 ordinary shares of the Company, par value NIS 0.01 per share, including: (a) 49,664,988 ordinary shares previously issued to the selling security holders (the “Ordinary Shares”); (b) 7,624,406 ordinary shares issuable upon exercise of warrants (the “Warrants”) held by the selling security holders (the “Warrant Shares”); and (c) up to 2,068,606 ordinary shares issuable upon exercise of options (the “Options”) by certain employees of the Company (the “Option Shares”).

In so acting, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

Based upon the foregoing and subject to the assumptions, qualifications and limitations as set forth herein, we are of the opinion that:

(1) the Ordinary Shares are duly authorized, validly issued, fully paid, and non-assessable; and

(2) the Warrant Shares, when fully paid for and issued upon exercise of the Warrants, in accordance with the terms and conditions of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

(3) the Option Shares, when fully paid for and issued upon exercise of the Options, in accordance with the terms of the Todos Medical Ltd. 2015 Share Option Plan and respective grant letters to the employees, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

This opinion is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Enforceability of Civil Liability” and “Legal Matters” in the related prospectus. The issuance of such consent does not concede that we are an “expert” for the purposes of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Dana Livneh-Zemer, law office

Dana Livneh-Zemer, Law office